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                                                                 EXHIBIT 11


                                 KENT ELECTRONICS CORPORATION AND SUBSIDIARIES
                                      COMPUTATION OF EARNINGS PER SHARE

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                                                                    FISCAL YEAR ENDED
                          -------------------------------------------------------------------------------------------------------
                                MARCH 30, 1996                        APRIL 1, 1995                      APRIL 2, 1994
                          -------------------------------- ------------------------------------- --------------------------------
                                                 FULLY                                 FULLY                        FULLY DILUTED
                             PRIMARY            DILUTED         PRIMARY               DILUTED       PRIMARY
                          ----------------- -------------  ----------------- ------------------- ---------------- ---------------
Net Earnings. . . . . . . $  27,975,255     $ 27,975,255    $  13,386,122       $   13,386,122    $  9,535,074      $  9,535,074
                          ----------------- -------------  ----------------- ------------------- ---------------- ---------------
                          ----------------- -------------  ----------------- ------------------- ---------------- ---------------

Weighted average number
of common shares
outstanding . . . . . . .    21,759,600       21,759,600       19,492,000           19,492,000      19,302,000        19,302,000

Excess of shares issuable
upon exercise of stock
options over shares
deemed retired utilizing
the treasury stock
method. . . . . . . . . .     1,226,900        1,404,100          783,000              893,400         460,000           572,400
                          ----------------- -------------  ----------------- ------------------ ---------------- ---------------
                             22,986,500       23,163,700       20,275,000           20,385,400      19,762,000        19,874,400
                          ----------------- -------------  ----------------- ------------------ ---------------- ---------------
Earnings per share  . . . $        1.22     $       1.21   $         0.66    $            0.66  $         0.48   $          0.48
                          ----------------- -------------  ----------------- ------------------ ---------------- ---------------
                          ----------------- -------------  ----------------- ------------------ ---------------- ---------------

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